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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                    -----------------------------------------




                                    FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of Earliest Event Reported): March 21, 2001



                           EDUCATIONAL INSIGHTS, INC.
             (Exact name of registrant as specified in its charter)

                                   CALIFORNIA
         (State or other jurisdiction of incorporation or organization)


        0-23606                                      95-2392545
(Commission File Number )               (I.R.S. Employer Identification No.)


                               16941 Keegan Avenue
                                Carson, CA 90746
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (310) 884-2000



                       Total number of sequential pages: 2


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ITEM 5.    OTHER EVENTS

     See the following press release, dated March 21, 2001, announcing the prospective delisting of the Company's common stock from Nasdaq.

FOR IMMEDIATE RELEASE                        CONTACT:          Stephen E. Billis
                                                         Chief Financial Officer
                                                                  (310) 884-2000

                         EDUCATIONAL INSIGHTS ANNOUNCES
                              PROSPECTIVE DELISTING

Carson, CA - March 21, 2001 - Educational Insights, Inc. (NASDAQ: EDIN) having received notice of potential delisting of its common stock by Nasdaq, announced today that it will not pursue its right of appeal to a Nasdaq Listing Qualifications Panel regarding its potential delisting. The Nasdaq listing requirements include a rule requiring that a listed company's stock price be a minimum of $1.00 per share. As the Company's stock price has been below that level since November 17, 2000, it has been in violation of this rule. Based on the current trading activity, it is likely that the Company will not meet the minimum stock price threshold prior to the April 5, 2001 deadline set by Nasdaq. As a result the Company's common stock will likely cease being traded on Nasdaq after that date but the Company anticipates that it's common stock will be eligible to be traded on the Bulletin Board and the so-called pink sheets.

Educational Insights, Inc. designs, develops and markets a variety of educational products, including electronic learning aids, electronic games, activity books, science kits, board games and other materials for use in both schools and homes. The Company's product line, including its most popular product, GeoSafari, appeals to children as well as students ranging from pre-kindergarten to adult and is designed to make learning fun.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                               EDUCATIONAL INSIGHTS, INC.
                                               (Registrant)


Date: March 23, 2001                      By:  /s/ STEPHEN E. BILLIS
                                               ---------------------------------
                                               Stephen E. Billis
                                               Vice President, Chief Financial
                                               Officer and Secretary